Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Onfolio Holdings Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value per share	(1)	457(o)		$		$55,000,000.00	0.000087	$4,785.00
Fees to be Paid	Equity	Common Stock, $0.001 par value per share	(2)	Other	1,000		$0.5633	$563.25	0.000087	$0.05

Total Offering Amounts:								$55,000,563.25		4,785.05
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$4,785.05

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional shares of common stock as may be issued or issuable because of stock splits, stock dividends, stock distributions and similar transactions.

Reflects $55,000,000 of shares of Common Stock that the registrant may elect, in its sole discretion, to issue and sell to the Selling Stockholder pursuant to an equity purchase facility agreement, dated as of April 10, 2026, by and between the Registrant and the Selling Stockholder (the “Facility”).

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant’s Common Stock as reported on the Nasdaq Capital Market on October 19, 2026 which date is a date within five business days of the filing of this registration statement.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional shares of common stock as may be issued or issuable because of stock splits, stock dividends, stock distributions and similar transactions.

Includes 1,000 shares of Common Stock issued to the Selling Stockholder as a commitment fee pursuant to the Facility.

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant’s Common Stock as reported on the Nasdaq Capital Market on October 19, 2026 which date is a date within five business days of the filing of this registration statement.